UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013 (June 11, 2013)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300 Naples, FL 34105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2013, at the 2013 Annual Meeting of Stockholders of ACI Worldwide, Inc. (the “Company”), the Company’s stockholders approved the ACI Worldwide, Inc. 2013 Management Incentive Compensation Plan (the “Plan”). For a description of the terms and conditions of the Plan, see “Summary Description of the 2013 MIC Plan” under “Proposal 4 – Approval of the Adoption of the 2013 Executive Management Incentive Compensation Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2013 (the “2013 Proxy Statement”), which description is incorporated herein by reference. This description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2013, the Company filed the 2013 Amended and Restated Certificate of Incorporation of ACI Worldwide, Inc. (the “2013 Restated Certificate”) with the Secretary of State of Delaware. The 2013 Restated Certificate became effective upon filing. The Company included a proposal in the 2013 Proxy Statement seeking stockholder approval to amend and restate the Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 70,000,000 to 140,000,000. The Company’s stockholders approved the 2013 Restated Certificate at the Company’s 2013 Annual Meeting of Stockholders. A copy the 2013 Restated Certificate as filed with the Secretary of State of Delaware is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on June 11, 2013. At that Annual Meeting, the stockholders voted on the following five proposals which are further described in the 2013 Proxy Statement.

Proposal 1: The stockholders elected each of the following seven nominees to the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
John D. Curtis	35,355,262	728,278	1,774,889
Philip G. Heasley	35,670,579	412,961	1,774,889
James C. McGroddy	35,674,970	408,570	1,774,889
Harlan F. Seymour	35,212,012	871,528	1,774,889
John M. Shay, Jr.	35,674,540	409,000	1,774,889
John E. Stokely	35,357,448	726,092	1,774,889
Jan H. Suwinski	35,675,800	407,740	1,774,889

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
37,695,274	32,666	130,489

Proposal 3: The stockholders approved, on an advisory basis, the executive compensation as described in the 2013 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,487,456	2,467,207	128,877	1,774,889

Proposal 4: The stockholders approved the ACI Worldwide, Inc. 2013 Executive Management Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,310,365	641,329	131,846	1,774,889

Proposal 5: The stockholders approved the 2013 Amended and Restated Certificate of Incorporation of ACI Worldwide, Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,023,737	8,934,827	124,976	1,774,889

Item 8.01	Other Events.

On June 12, 2013, Philip G. Heasley, President and Chief Executive Officer and a director of the Company, entered into a Rule 10b5-1 plan with a broker to sell shares of the Company’s common stock that may be acquired upon Mr. Heasley’s exercise of previously granted Company stock options which would, if not exercised, expire in accordance with their terms on March 9, 2015. Any sales pursuant to the Rule 10b5-1 plan will be reported, as applicable, in appropriate filings with the Securities and Exchange Commission. The plan is intended to comply with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, which permits corporate insiders to establish pre-arranged plans to transact in a company’s securities subject to certain conditions. Using these plans, individuals may diversify their investment portfolios over a period of time and manage the exercise of stock options and the sale of shares. The Company disclaims any obligation to report Rule 10b5-1 plans that may be adopted by other Company personnel.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	2013 Amended and Restated Certificate of Incorporation of ACI Worldwide, Inc.

10.1	ACI Worldwide, Inc. 2013 Executive Management Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Proxy Statement dated April 29, 2013, and filed with the Securities and Exchange Commission on April 29, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: June 13, 2013	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	2013 Amended and Restated Certificate of Incorporation of ACI Worldwide, Inc.

10.1	ACI Worldwide, Inc. 2013 Executive Management Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Proxy Statement dated April 29, 2013, and filed with the Securities and Exchange Commission on April 29, 2013)